EXHIBIT 10.1

Consent of Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No.s 33-64208 and 333-10622) pertaining to the 1992 Stock Option and Incentive Plan of Sapiens International Corporation N.V., of our report dated February 9, 2005 (except for Note 17b, as to which the date is May 30, 2005), with respect to the consolidated financial statements of Sapiens International Corporation N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

Yours Truly,

/s/ Kost Forer Gabbay and Kasierer

June 28, 2005

KOST, FORER, GABBAY & KASIERER

Tel-Aviv, Israel

     A Member of Ernst & Young Global